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                                                                  EXHIBIT 10.3.3

                                                                  EXECUTION COPY

               AMENDED AND RESTATED SUBSIDIARY SECURITY AGREEMENT

     This Amended and Restated Subsidiary Security Agreement (this "Agreement") is entered into as of February 17, 2006, by MOBILE MINI I, INC., an Arizona corporation, MOBILE MINI HOLDINGS, INC., a Delaware corporation, DELIVERY DESIGN SYSTEMS, INC., an Arizona corporation, MOBILE MINI, LLC, a Delaware limited liability company, MOBILE MINI, LLC, a California limited liability company, MOBILE MINI OF OHIO, LLC, a Delaware limited liability company, and MOBILE MINI TEXAS LIMITED PARTNERSHIP, LLP, a Texas limited liability partnership (each, together with each additional Subsidiary of Mobile Mini, Inc. (the "Borrower") which becomes a party hereto, a "Grantor" and collectively, the "Grantors"), in favor of the financial institutions and their successors and assigns (the "Lenders") which may now be or hereafter become parties to the Loan Agreement (as defined below), and DEUTSCHE BANK AG, NEW YORK BRANCH, for itself and as agent for the Lenders (the "Agent"; and together with the Lenders, the "Secured Parties").

                                    Recitals

     WHEREAS, Borrower, FLEET CAPITAL CORPORATION ("Fleet"), as agent and as a lender, certain other lenders (together with Fleet, the "Prior Lenders"), Bank of America, N.A. and Washington Mutual Bank, as Co-Documentation Agents, and Bank One, N.A. and JP Morgan Chase Bank, as Co-Syndication Agents, are parties to that certain Amended and Restated Loan and Security Agreement, dated as of February 11, 2002, and Amended and Restated as of June 26, 2003, and as further amended by that certain First Amendment to Amended and Restated Loan and Security Agreement, dated as of January 14, 2004, that certain Second Amendment to Amended and Restated Loan and Security Agreement, dated as of March 16, 2004 and that certain Third Amended and Restated Loan and Security Agreement dated as of April __, 2004 (collectively, the "Original Loan Agreement"); and

     WHEREAS, in connection with the Original Loan Agreement, the Grantors and Fleet, as agent, executed that certain Subsidiary Security Agreement dated as of February 11, 2002 (as amended prior to the date hereof, the "Original Security Agreement"); and

     WHEREAS, as wholly-owned subsidiaries of Borrower, each Grantor is materially interested in the financial success of Borrower; and

     WHEREAS, Borrower, DEUTSCHE BANK AG, NEW YORK BRANCH, as Agent and as a Lender, and certain other Lenders have entered into that certain Second Amended and Restated Loan and Security Agreement dated as of the date hereof (including all annexes, exhibits and schedules thereto, as time to time amended, restated, amended and restated, supplemented or otherwise modified from time to time, the "Restated Loan Agreement"), which amends and restates the Original Loan Agreement in its entirety. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Restated Loan Agreement; and

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     WHEREAS, pursuant to the Restated Loan Agreement, the parties hereto desire to amend and restate the Original Security Agreement in its entirety as set forth herein; and

     WHEREAS, Borrower and Grantors are involved in an inter-related business enterprise and will benefit from the financing provided by the Secured Parties; and

     WHEREAS, the Lenders have required, as a condition to the Restated Loan Agreement, that the Grantors party to the Original Security Agreement shall have continued the security interests granted under the Original Security Agreement and undertaken the obligations contemplated by this Agreement.

     NOW, THEREFORE, in consideration of the premises and to induce the Lenders to extend credit under the Restated Loan Agreement, each Grantor agrees with the Agent for its benefit and the ratable benefit of the Lenders as follows:

                                    AGREEMENT

     1 Security Interests.

          (a) Security Interest in Collateral. To secure the prompt payment and performance to Agent and each Lender of its Guaranteed Obligations under the Guaranty and any other Loan Document (the "Secured Obligations"), each of the Grantors hereby grants to Agent for the benefit of itself and each Lender a continuing Lien upon all such Grantor's assets, including all of the following Property and interests in Property of such Grantor, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

               (i)  Accounts;

               (ii) Certificated Securities;

               (iii) Chattel Paper, including Electronic Chattel Paper and Tangible Chattel Paper;

               (iv) Commercial Tort Claims;

               (v) Computer Hardware and Software and all rights with respect thereto, including, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;

               (vi) Contract Rights;

               (vii) Deposit Accounts;

               (viii) Documents;

               (ix) Equipment;


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               (x) Financial Assets;

               (xi) Fixtures;

               (xii) General Intangibles, including Payment Intangibles and Software;

               (xiii) Goods (including all of its Equipment, Fixtures and Inventory), and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor;

               (xiv) Instruments;

               (xv) Intellectual Property;

               (xvi) Inventory;

               (xvii) Investment Property;

               (xviii) money (of every jurisdiction whatsoever);

               (xix) Letter-of-Credit Rights;

               (xx) Payment Intangibles;

               (xxi) Security Entitlements;

               (xxii) Software;

               (xxiii) Supporting Obligations;

               (xxiv) Uncertificated Securities; and

               (xxv) to the extent not included in the foregoing, all other personal property of any kind or description;

together with all books, records, writings, data bases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing, and all Proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing; provided that to the extent that the provisions of any lease or license of Computer Hardware and Software or Intellectual Property expressly prohibit (which prohibition is enforceable under applicable law) any assignment thereof, and the grant of security interest therein, Agent will not enforce its security interest in such Grantor's rights under such lease or license (other than in respect of the Proceeds thereof) for so long as such prohibition continues, it being understood that upon request of Agent, such Grantor will in good faith use reasonable efforts to obtain consent for the creation of a security interest in favor of Agent (and to Agent's enforcement of such security interest) in Agent's rights under such lease or license.

          (b)  Other Collateral.


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               (i) Commercial Tort Claims. Each Grantor shall, and shall cause its Subsidiaries to, promptly notify Agent in writing upon its obtaining knowledge of the incurrence of or obtaining a Commercial Tort Claim after the Closing Date against any third party and, upon request of Agent, promptly enter into an amendment to this Agreement and do such other acts or things deemed appropriate by Agent to give Agent a security interest in any such Commercial Tort Claim.

               (ii) Other Collateral. Each Grantor shall, and shall cause its Subsidiaries to, promptly notify Agent in writing upon acquiring or otherwise obtaining any material amount of Collateral after the date hereof consisting of Deposit Accounts, Investment Property, Letter of Credit Rights or Electronic Chattel Paper and, upon the request of Agent, promptly execute such other documents, and do such other acts or things deemed appropriate by Agent to deliver to Agent control with respect to such Collateral; promptly notify Agent in writing upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of Documents or Instruments and, upon the request of Agent, will promptly execute such other documents, and do such other acts or things deemed appropriate by Agent to deliver to Agent possession of such Documents which are negotiable and Instruments (other than Instruments for which the aggregate principal amount does not collectively exceed $100,000), and, with respect to nonnegotiable Documents, to have such nonnegotiable Documents issued in the name of Agent; and with respect to Collateral in the possession of a third party, other than Certificated Securities and Goods covered by a Document, obtain an acknowledgement from the third party that it is holding the Collateral for the benefit of Agent.

          (c) Lien Perfection; Further Assurances. Each Grantor shall, and shall cause its Subsidiaries to, execute such UCC-1 financing statements as are required by the UCC and such other instruments, assignments or documents as are necessary to perfect Agent's Lien upon any of the Collateral and shall take such other action as may be required to perfect or to continue the perfection of Agent's Lien upon the Collateral. Unless prohibited by applicable law, such Grantor hereby irrevocably authorizes Agent to execute (if required) and file any such financing statements, including, without limitation, financing statements that indicate the Collateral (i) as all assets of such Grantor or its Subsidiaries, as applicable, or words of similar effect, or (ii) as being of an equal or lesser scope, or with greater or lesser detail, than as set forth in Subsection 1(a) above, on such Grantor's or the applicable Subsidiary's behalf. Such Grantor, on behalf of itself and its Subsidiaries, also hereby ratifies its authorization for Agent to have filed in any jurisdiction any like financing statements or amendments thereto if filed prior to the date hereof. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. At Agent's request, such Grantor shall, and shall cause its Subsidiaries to, also promptly execute or cause to be executed and shall deliver to Agent any and all documents, instruments and agreements deemed necessary by Agent to give effect to or carry out the terms or intent of the Loan Documents. Such Grantor shall, and shall cause its Subsidiaries to, mark all chattel paper to note Agent's Liens therein.

          (d) Lien on Realty. The due and punctual payment and performance of the Obligations shall also be secured by the Lien created by Mortgages upon all real Property of each Grantor and its Subsidiaries now or hereafter owned. Each Mortgage shall be executed by such


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Grantor or the applicable Subsidiary in favor of Agent. Each Mortgage shall be duly recorded, at such Grantor's expense, in each office where such recording is required to constitute a fully perfected first Lien on the real Property covered thereby. Such Grantor shall deliver to Agent, at such Grantor's expense, mortgagee title insurance policies issued by a title insurance company satisfactory to Agent, which policies shall be in form and substance satisfactory to Agent and shall insure a valid first Lien in favor of Agent, for the benefit of itself and the Lenders, on the Property covered by each Mortgage, subject only to those exceptions acceptable to Agent and its counsel. Such Grantor shall deliver to Agent such other documents, including, without limitation, as-built survey prints of the real Property, as Agent and its counsel may request relating to the real Property subject to the Mortgages.

     2 Collateral Administration

          (a)  General

               (i) Location of Collateral. All Collateral, other than Inventory in transit and motor vehicles, will at all times be kept by each Grantor at one or more of business locations set forth in Exhibit 5.1.1 to the Restated Loan Agreement, as updated pursuant to Section 5.3 of the Restated Loan Agreement.

               (ii) Insurance of Collateral. Each Grantor shall maintain and pay for insurance upon all Collateral wherever located and with respect to the business of such Grantor, covering casualty, hazard, public liability, workers' compensation and such other risks in such amounts and with such insurance companies as are reasonably satisfactory to Agent. Such Grantor shall deliver certified copies of such policies to Agent as promptly as practicable, with satisfactory lender's loss payable endorsements, naming Agent as loss payee on any property insurance or business interruption insurance policies and as an additional insured on any liability insurance policies, and showing only such other loss payees, assignees and additional insureds as are satisfactory to Agent. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 10 days' prior written notice to Agent in the event of cancellation of the policy for nonpayment of premium and not less than 30 days' prior written notice to Agent in the event of cancellation of the policy for any other reason whatsoever and a clause specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of such Grantor, any of its Subsidiaries or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. Such Grantor agrees to deliver to Agent, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies.

     Unless such Grantor provides Agent with evidence of the insurance coverage required by this Agreement, Agent may purchase insurance at such Grantor's expense to protect Agent's interests in the Properties of such Grantor. This insurance may, but need not, protect the interests of such Grantor. The coverage that Agent purchases may not pay any claim that such Grantor makes or any claim that is made against such Grantor in connection with said Property. Such Grantor may later cancel any insurance purchased by Agent, but only after providing Agent with evidence that such Grantor has obtained insurance as required by this Agreement. If Agent purchases insurance, such Grantor


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     will be responsible for the costs of that insurance, including interest and any other charges Agent may impose in connection with the placement of insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Obligations. The costs of the insurance may be more than the cost of insurance that such Grantor may be able to obtain on its own.

               (iii) Protection of Collateral. Neither Agent nor any Lender shall be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Agent's or such Lender's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at such Grantor's sole risk.

          (b)  Administration of Accounts.

               (i) Records, Schedules and Assignments of Accounts. Each Grantor shall, and shall cause each of its Subsidiaries and Affiliates to, keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit to Agent on such periodic basis as Agent shall request a sales and collections report for the preceding period, in form consistent with the reports currently prepared by such Grantor with respect to such information. Concurrently with the delivery of each Borrowing Base Certificate by Borrower as required by Subsection 7.1.4 of the Restated Loan Agreement, or more frequently as requested by Agent, from and after the date hereof, such Grantor shall deliver to Agent a detailed aging of all of Accounts of such Grantor, and upon Agent's request therefor, copies of proof of delivery and the original copy of all documents, including, without limitation, repayment histories and present status reports relating to the Accounts so scheduled and such other matters and information relating to the status of then existing Accounts as Agent shall reasonably request.

               (ii) Taxes. If an Account includes a charge for any tax payable to any governmental taxing authority, Agent is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of each Grantor or its Subsidiary and to charge such Grantor therefor, except for taxes that (i) are being actively contested in good faith and by appropriate proceedings and with respect to which such Grantor or such Subsidiary maintains reasonable reserves on its books therefor and
     (ii) would not reasonably be expected to result in any Lien other than a Permitted Lien. In no event shall Agent or any Lender be liable for any taxes to any governmental taxing authority that may be due by such Grantor or any of its Subsidiaries or Affiliates.

               (iii) Account Verification. Any of Agent's officers, employees or agents shall have the right, at any time or times hereafter, in the name of Agent, any designee of Agent or any Grantor, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph or otherwise; provided, that unless a Default or an Event of Default is then in existence, prior to conducting each set of verifications, Agent shall generally consult with such Grantor about the verification


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     process. Such Grantor shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

               (iv) Maintenance of Dominion Account. Each Grantor shall maintain lockbox and blocked account arrangements acceptable to Agent with such banks as may be selected by such Grantor and be acceptable to Agent, for direct deposit of payments and other remittances. Such Grantor shall also maintain a Dominion Account or Accounts pursuant to lockbox and blocked account arrangements acceptable to Agent with such banks as may be selected by such Grantor and be acceptable to Agent. Upon the occurrence of a Liquidity Event or an Event of Default, such Grantor shall issue to any such banks an irrevocable letter of instruction directing such banks to deposit all payments or other remittances received in the lockbox and blocked accounts to the Dominion Account for application on account of the Obligations. All funds deposited in any Dominion Account shall immediately become the property of Agent, for the ratable benefit of Lenders, and such Grantor shall obtain the agreement by such banks in favor of Agent to waive any offset rights against the funds so deposited. In the event that the applicable bank is unwilling to waive such rights, such Grantor shall, upon Agent's request to do so, immediately transfer any funds deposited in such bank accounts to a bank that will agree to waive such rights. Agent assumes no responsibility for such lockbox and blocked account arrangements, including, without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. As soon as practicable, each Grantor shall give written instructions directing the applicable obligors to direct all payments and remittances to such accounts. Each Grantor shall have 60 days (or such additional time as the Agent shall determine in its sole discretion) from the date hereof to establish the arrangements required by this Subsection 2(b)(iv).

               (v) Collection of Accounts, Proceeds of Collateral. To expedite collection, each Grantor shall endeavor in the first instance to make collection of its Accounts for Agent. All remittances received by such Grantor on account of Accounts, together with the proceeds of any other Collateral, shall be held as Agent's property, for its benefit and the benefit of Lenders, by such Grantor as trustee of an express trust for Agent's benefit and such Grantor shall immediately deposit same in kind in the lockboxes or a Dominion Account. Agent retains the right at all times after the occurrence and during the continuance of a Default or an Event of Default to notify Account Debtors that Accounts of such Grantor have been assigned to Agent and to collect such Accounts directly in its own name and to charge the collection costs and expenses, including attorneys' fees, to such Grantor.

          (c) Records and Reports of Inventory, Machinery and Equipment. Each Grantor shall, and shall cause its Subsidiaries and Affiliates to, keep records of its Inventory, and Equipment, which records shall be complete and accurate in all material respects. Such Grantor shall furnish to Agent updates of Inventory and Equipment reports as required by Section 5.3 of the Restated Loan Agreement concurrently with the delivery by Borrower of each Borrowing Base Certificate described in Subsection 7.1.4 of the Restated Loan Agreement or more frequently as requested by Agent, which reports will be in such other format and detail as Agent shall request and shall include a current list of all locations of Inventory, Machinery and


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Equipment of such Grantor. Such Grantor shall conduct an inventory no less frequently than annually of all Inventory on premises owned or leased by such Grantor or any it is Subsidiaries and shall provide to Agent a report based on each such physical inventory promptly thereafter, together with such supporting information as Agent shall reasonably request.

          (d) Administration of Equipment. Each Grantor shall, and shall cause its Subsidiaries and Affiliates to, keep records of its Equipment which shall be complete and accurate in all material respects itemizing and describing the kind, type, quality, quantity and book value of its Equipment and all dispositions made in accordance with this Agreement, and such Grantor shall furnish Agent with a current schedule containing the foregoing information on at least an annual basis and more often if reasonably requested by Agent. Promptly after the reasonable request therefor by Agent, such Grantor shall deliver to Agent any and all evidence of ownership, if any, of any Equipment.

          (e) Appraisals. When reasonably requested by Agent, each Grantor shall provide the following: a report of Eligible Container Fleet Inventory and Eligible Trailer Fleet Inventory by category and by item (in detail), a report of Inventory, based upon a physical count, which shall describe Inventory of such Grantor by category and by item (in detail) and report the then appraised value (at lower of cost or orderly liquidation value) of such Inventory, and a report of Equipment which shall describe such Grantor's Equipment (in detail) and report the then appraised value (at lower of cost or orderly liquidation value) of such Equipment. In addition, when requested by Agent after consultation with such Grantor regarding the scope and cost of any such appraisal, such Grantor shall allow Agent to engage an Appraiser with respect to the Collateral, shall provide Agent and such Appraiser reasonable access to the Collateral and shall cooperate with Agent and such Appraiser with respect to the foregoing. Unless (a) a Default, an Event of Default or a Liquidity Event has occurred and is continuing or (b) such Grantor otherwise agrees, (i) the appraisals respecting Inventory held for lease or sale shall be requested at least once, but not more than once, during any twelve month period, other than appraisals of such Inventory in connection with a Permitted Acquisition and (ii) at the option of Agent, such appraisals may be done on either a desktop or physical inspection basis.

     3 REPRESENTATIONS AND WARRANTIES

          (a) General Representations and Warranties. To induce Agent and each Lender to enter into this Agreement and to make advances hereunder, each Grantor warrants, represents and covenants to Agent and each Lender that:

               (i) Power and Authority. Each Grantor is duly authorized and empowered to enter into, execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate or other relevant action and do not and will not (i) require any consent or approval of any of the shareholders, partners or members, as the case may be, of any Grantor; (ii) contravene any Grantors' charter, articles or certificate of incorporation, partnership agreement, certificate of formation, by-laws, limited liability company agreement, operating agreement or other organizational documents (as the case may be); (iii) violate, or cause any Grantor to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect


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     having applicability to any Grantor; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Grantor is a party or by which it or its Properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by Grantor.

               (ii) Title to Properties; Priority of Liens. Such Grantor has good, indefeasible and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property, and good title to all of the Collateral and all of its other Property, in each case, free and clear of all Liens except Permitted Liens. such Grantor has paid or discharged all lawful claims which, if unpaid, might become a Lien against any of such Grantor's Properties that is not a Permitted Lien. The Liens granted to Agent under Section 1 hereof and under the Security Documents are first priority Liens, subject only to Permitted Liens.

               (iii) Accounts. Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by such Grantor with respect to any Account or Accounts of such Grantor. With respect to each of such Accounts, whether or not such Account is an Eligible Account, unless otherwise disclosed to Agent in writing: (A) it is genuine and in all respects what it purports to be, and it is not evidenced by a judgment; (B) it arises out of a completed, bona fide sale and delivery of goods or rendition of services by such Grantor, in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between such Grantor and the Account Debtor and the Account Debtor is not an Affiliate of such Grantor; (C) it is for a liquidated amount maturing as stated in the duplicate invoice covering such sale or rendition of services; (D) there are no facts, events or occurrences which in any way impair the validity or enforceability of any Accounts or tend to reduce the amount payable thereunder from the face amount of the invoice and statements delivered or made available to Agent with respect thereto; (E) to such Grantor's knowledge, the Account Debtor thereunder (1) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (2) such Account Debtor is Solvent; and (F) to Grantor's knowledge, there are no proceedings or actions which are threatened or pending against the Account Debtor thereunder which might result in any material adverse change in such Account Debtor's financial condition or the collectibility of such Account (other than non-material disputes involving de minimis amounts arising in the ordinary course of business).

               (iv) Equipment. The Equipment of each Grantor is in good operating condition and repair.

          (b) Continuous Nature of Representations and Warranties. Each representation and warranty contained in this Agreement and the other Loan Documents shall be continuous in nature and shall remain accurate, complete in all material respects and not misleading at all times during the term of this Agreement, except for changes in the nature of such Grantor's or one of such Grantor's Subsidiary's or Affiliate's business or operations that


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would render the information in any exhibit attached hereto or to any other Loan
Document either inaccurate, incomplete or misleading, so long as Majority
Lenders have consented to such changes or such changes are expressly permitted by this Agreement.

          (c) Survival of Representations and Warranties. All representations and warranties of each Grantor contained in this Agreement or any of the other Loan Documents shall survive the execution, delivery and acceptance thereof by Agent and each Lender and the parties thereto and the closing of the transactions described therein or related thereto.

     4 Covenants.

          (a) Landlord, Processor and Storage Agreements. Each Grantor shall provide Agent on request with copies of all agreements between such Grantor and any landlord, processor, distributor, warehouseman or consignee which owns any premises at which any Collateral may, from time to time, be kept

          (b) Deposit and Brokerage Accounts. For each deposit account or brokerage account that any Grantor at any time opens or maintains, such Grantor shall, at Agent's request and option, pursuant to an agreement in form and substance satisfactory to Agent, cause the depository bank or securities intermediary, as applicable, to agree to comply at any time with instructions from Agent to such depository bank or securities intermediary, as applicable, directing the disposition of funds from time to time credited to such deposit or brokerage account, without further consent of such Grantor.

          (c) Maintenance of Equipment. Each Grantor shall make or cause to be made all necessary replacements of and repairs to Equipment so that the operating efficiency thereof shall be maintained and preserved, reasonable wear and tear excepted, except where the failure to so maintain the same would not reasonably be expected to have a Material Adverse Effect. Such Grantor will not permit any Equipment to become affixed to any real Property leased to such Grantor so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord of such real Property has executed a landlord waiver or leasehold mortgage in favor of and in form reasonably acceptable to Agent, and such Grantor will not permit any of the Equipment of such Grantor to become an accession to any personal Property other than Equipment that is subject to first priority (except for Permitted Liens) Liens in favor of Agent.

          (d) Maintenance of Existence. Each Grantor agrees that it shall not change such Grantor's name, identity, corporate structure (e.g., by merger, consolidation, change in corporate form or otherwise) sole place of business (or principal residence if such Grantor is a natural person), chief executive office, type of organization or jurisdiction of organization or establish any trade names unless it shall have (a) notified the Agent in writing, at least thirty (30) days prior to any such change or establishment, identifying such new proposed name, identity, corporate structure, sole place of business (or principal residence if such Grantor is a natural person), chief executive office, jurisdiction of organization or trade name and providing such other information in connection therewith as the Agent may reasonably request and (b) taken all actions necessary or advisable to maintain the continuous validity, perfection and the same or


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better priority of the Agent's security interest in the Collateral intended to be granted and agreed to hereby.

     5 Right to Enter. Each Grantor shall permit representatives of Agent, and during the continuation of any Default or Event of Default any Lender, from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the Properties of such Grantor and each of its Subsidiaries, inspect, audit and make extracts from its books and records, observe the use of any part of the Collateral, or otherwise determine whether such Grantor is in compliance with the terms of this Agreement. Agent, if no Default or Event of Default then exists, shall give such Grantor reasonable prior notice of any such inspection or audit.

     6 Further Assurances. Each Grantor shall execute and file any financing or continuation statement, or amendments thereto, and such other instruments or notices as may be necessary or desirable, which Agent may reasonably request in order to perfect and preserve the perfection and the priority of the security interests granted or purported to be granted under this Agreement. Such Grantor agrees that, at Agent's option, this Agreement, or a photocopy hereof, may be filed by Agent as a financing statement, and that such Grantor's execution hereof shall constitute the execution by such Grantor of a financing statement.

     7 Defaults. Each Grantor shall be in default under this Agreement upon the happening of any Event of Default under (and as defined in) the Restated Loan Agreement.

     Upon the occurrence and during the continuance of an Event of Default, Agent shall have and may exercise from time to time the following rights and remedies:

               (i) All of the rights and remedies of a secured party under the UCC or under other applicable law, and all other legal and equitable rights to which Agent or Lenders may be entitled, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive.

               (ii) The right to take immediate possession of the Collateral, and to (i) require each Grantor and its Subsidiaries to assemble the Collateral, at such Grantor's expense, and make it available to Agent at a place designated by Agent which is reasonably convenient to both parties, and (ii) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the Property of such Grantor or any Subsidiary of such Grantor, such Grantor agrees not to charge, or permit any of its Subsidiaries to charge, Agent for storage thereof).

               (iii) The right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Agent, in its sole discretion, may deem advisable. Agent may, at Agent's option, disclaim any and all warranties regarding the Collateral in connection with any such sale. Each Grantor agrees that five (5) Business Days' written notice to such Grantor or any of its Subsidiaries of any public or private sale or other disposition of Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Agent may designate in said notice. Agent shall have the right to conduct such sales on such Grantor's or any of its Subsidiaries' premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. Agent shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Agent, on behalf of Lenders, may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale of any Collateral may be applied, after allowing two (2) Business Days for collection, first to the costs, expenses and attorneys' fees incurred by Agent in collecting the Obligations, in enforcing the rights of Agent and Lenders under the Loan Documents and in collecting, retaking, completing, protecting, removing, storing, advertising for sale, selling and delivering any Collateral, second to the interest due upon any of the Obligations; and third, to the principal of the Obligations. If any deficiency shall arise, each Grantor shall remain jointly and severally liable to Agent and Lenders therefor.

               (iv) Agent is hereby granted a license or other right to use, without charge and consistent with the applicable Grantor's reasonable quality control requirements, each Grantor's and each of such Grantor's Subsidiary's labels, patents, copyrights, licenses, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in completing, advertising for sale and selling any Collateral and such Grantor's and each of its Subsidiary's rights under all licenses and all franchise agreements shall inure to Agent's benefit.

     8 Costs and Expenses. Each Grantor agrees to pay on demand all costs and expenses, including legal fees, incurred or paid by Agent in preparing, executing or amending this Agreement, and in exercising its rights and remedies or protecting its interests hereunder.

     9 Right of Set Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, during the continuance of any Event of Default, each Lender is hereby authorized by each Grantor at any time or from time to time, with prior written consent of Agent and with reasonably prompt subsequent notice to such Grantor (any prior or contemporaneous notice to such Grantor being hereby expressly waived) to set off and to appropriate and to apply any and all (i) balances held by such Lender at any of its offices for the account of such Grantor or any of its Subsidiaries (regardless of whether such balances are then due to such Grantor or its Subsidiaries), and (ii) other property at any time held or owing by such Lender to or for the credit or for the account of such Grantor or any of its Subsidiaries, against and on account of any of the Obligations of Borrower; provided, that each Lender exercising such rights shall notify Agent thereof prior to exercise, shall refrain from exercising such right until Agent shall have confirmed to such Lender that such exercise will not prejudice the rights of the Lenders, and any amount received as a result of the exercise of such rights shall be shared in accordance with Subsection 3.8 of the Restated Loan Agreement. Any Lender exercising a right to set off shall, to the extent the amount of any such set off exceeds its Revolving Loan Percentage of the amount set off, purchase for cash (and the other Lenders shall sell) interests in each such other Lender's pro rata share of the Obligations as would be necessary to cause such Lender to share such excess with each other Lender in accordance with their respective Revolving Loan Percentages. Each Grantor agrees, to the fullest extent permitted by law, that any Lender may exercise its right to set off with respect to amounts in excess of its pro rata share of the Obligations and upon doing so shall deliver such excess to Agent for the benefit of all Lenders in accordance with the Revolving Loan Percentages..

     10 Notices. All notices, approvals, consents or other communications to Agent required or desired to be given hereunder shall be in the form and manner, and delivered to Agent at its addresses, as set forth in Section 11.8 of the Restated Loan Agreement. All notices, approvals, consents or other communications to Grantors required or desired to be given hereunder shall be in the form and manner, and delivered to Borrower at its addresses, as set forth in
Section 11.8 of the Restated Loan Agreement.

     11 Termination of Security Agreement. This Security Agreement and the security interest hereunder shall terminate upon the full and final payment in cash and performance of all the Obligations by Borrower under the Restated Loan Agreement and termination of the Revolving Loan Commitments. Notwithstanding anything to the contrary herein, this Security Agreement (including all representations, warranties and covenants contained herein) shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by any Lender in respect of the Secured Obligations is rescinded or must otherwise be restored or returned by Lender upon or in connection with the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Grantor or otherwise, all as though such payment had not been made.

     12 Headings. The headings in this Agreement are for purposes of reference only and shall not otherwise affect the meaning or construction of any provision of this Agreement.

     13 Amendments. Any amendment or waiver of any provision of this Agreement and any consent to any departure by any Grantor from any provision of this Agreement shall be effective only if made or given in compliance with all of the terms and provisions of Section 10.10 of the Restated Loan Agreement.

     14 Entire Agreement. This Agreement and the Loan Documents are intended by the parties as a final expression of their agreement and is intended as a complete and exclusive statement of the terms and conditions thereof. Acceptance of or acquiescence in a course of performance rendered under this Agreement shall not be relevant to determine the meaning of this Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

     15 Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

     16 Successors and Assigns. All rights of Agent hereunder shall inure to the benefit of its successor and assigns. No Grantor shall assign any of its interest under this Agreement without the prior written consent of Agent. Any purported assignment inconsistent with this provision shall, at the option of Agent, be null and void.

     17 Governing Law. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

     18 Submission to Jurisdiction. ALL DISPUTES AMONG THE ANY OF THE GRANTORS AND THE LENDERS (OR THE AGENT ACTING ON THEIR BEHALF) ARISING UNDER THIS AGREEMENT, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE AND FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK, AND THE COURTS TO WHICH AN APPEAL THEREFROM MAY BE TAKEN; PROVIDED, HOWEVER, THAT THE AGENT, ON BEHALF OF THE LENDERS, SHALL HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST ANY OF THE GRANTORS OR THEIR PROPERTY IN ANY LOCATION REASONABLY SELECTED BY THE AGENT IN GOOD FAITH TO ENABLE THE AGENT TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE AGENT. EACH OF THE GRANTORS WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE AGENT HAS COMMENCED A PROCEEDING ARISING UNDER THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON FORUM NON CONVENIENS.

     19 Service of Process. EACH OF THE GRANTORS HEREBY IRREVOCABLY DESIGNATES CT CORPORATIONS SYSTEMS AS THE DESIGNEE, APPOINTEE AND AGENT OF THE GRANTORS TO RECEIVE, FOR AND ON BEHALF OF THE GRANTORS, SERVICE OF PROCESS IN SUCH RESPECTIVE JURISDICTIONS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH AGENT AT ITS ADDRESS WILL BE PROMPTLY FORWARDED BY MAIL TO SUCH GRANTOR, BUT FAILURE OF ANY OF THE GRANTORS TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS.

     20 Jury Trial. EACH OF THE GRANTORS, THE AGENT AND THE LENDERS EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY. INSTEAD, ANY DISPUTES WILL BE RESOLVED IN A BENCH TRIAL.

     21 Limitation of Liability. NEITHER THE AGENT NOR ANY LENDER SHALL HAVE ANY LIABILITY TO THE ANY OF THE GRANTORS (WHETHER SOUNDING IN TORT, CONTRACT, OR OTHERWISE) FOR LOSSES SUFFERED BY ANY OF THE

GRANTORS IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THE TRANSACTIONS OR RELATIONSHIPS CONTEMPLATED BY THIS AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OR COURT ORDER BINDING ON THE AGENT OR ANY SUCH LENDER, THAT THE LOSSES WERE THE RESULT OF ACTS OR OMISSIONS CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

     22 Delay; Waiver. No delay in enforcing or failing to enforce any right under this Agreement by Lender shall constitute a waiver by Lender of such right. No waiver by Lender of any default hereunder shall be effective unless in writing, nor shall any waiver operate as a waiver of any other default or of the same default on a future occasion.

     23 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

     24 Additional Grantors. From time to time subsequent to the date hereof, additional Subsidiaries of Borrower may become parties hereto as additional Grantors (the "Additional Grantors"), by executing a counterpart (the "Counterpart") substantially in the form of Exhibit A hereto. Upon delivery of any such Counterpart to the Agent, notice of which is hereby waived by Grantors, each such Additional Grantor shall be a Grantor and shall be as fully a party hereto as if such Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Agent not to cause any Subsidiary of Borrower to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

     25 Interpretation of Agreement. Time is of the essence in each provision of this Agreement of which time is an element. All terms not defined herein or in the Restated Loan Agreement shall have the meaning set forth in the applicable Uniform Commercial Code, except where the context otherwise requires. To the extent a term or provision of this Agreement conflicts with the Restated Loan Agreement, the Restated Loan Agreement shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Agreement shall not be relevant in determining the meaning of this Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection

                     [remainder of page intentionally blank]

     IN WITNESS WHEREOF, each of the Grantors has executed and delivered this Amended and Restated Subsidiary Security Agreement as of the date set forth in the first paragraph hereof.

                                     GRANTORS:

                                     MOBILE MINI I, INC.,
                                     an Arizona corporation


                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------


                                     MOBILE MINI HOLDINGS, INC.,
                                     a Delaware corporation


                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------


                                     DELIVERY DESIGN SYSTEMS, INC.,
                                     an Arizona corporation


                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------


                                     MOBILE MINI, LLC,
                                     a Delaware limited liability company


                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------


                                     MOBILE MINI, LLC,
                                     a California limited liability company


                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------


                                     MOBILE MINI OF OHIO, LLC,
                                     a Delaware limited liability company


                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------

                                     MOBILE MINI TEXAS LIMITED PARTNERSHIP, LLP, a Texas limited liability partnership


                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------

                                                                    EXHIBIT A TO
                              AMENDED AND RESTATED SUBSIDIARY SECURITY AGREEMENT

                              [FORM OF COUNTERPART]

                                   COUNTERPART

     COUNTERPART (this "Counterpart"), dated _______, is delivered pursuant to
Section 24 of the Amended and Restated Subsidiary Security Agreement referred to below. The undersigned hereby agrees that this Counterpart may be attached to the Amended and Restated Subsidiary Security Agreement, dated as of February 17, 2006 (as it may be from time to time amended, modified or supplemented, the "Subsidiary Security Agreement"; capitalized terms used herein not otherwise defined herein shall have the meanings ascribed therein), by Mobile Mini I, Inc., an Arizona corporation, Mobile Mini Holdings, Inc., a Delaware corporation, Delivery Design Systems, Inc., an Arizona corporation, Mobile Mini, LLC, a Delaware limited liability company, Mobile Mini, LLC, a California limited liability company, Mobile Mini of Ohio, LLC, a Delaware limited liability company, and Mobile Mini Texas Limited Partnership, LLP, a Texas limited liability partnership, in favor of Deutsche Bank AG, New York Branch, for itself and as agent (the "Agent"). The undersigned by executing and delivering this Counterpart hereby becomes a Grantor under the Subsidiary Security Agreement in accordance with Section 24 thereof and agrees to be bound by all of the terms thereof.

                                     [NAME OF ADDITIONAL GRANTOR]


                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------